SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2002

EOP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13625 (Commission File Number)	36-4156801 (IRS Employer Identification Number)

Two North Riverside Plaza Suite 2100 Chicago, Illinois (Address of principal executive offices)	60606 (Zip Code)

Registrant’s telephone number, including area code: (312) 466-3300

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

     Equity Office Properties Trust (“Equity Office”), the general partner of EOP Operating Limited Partnership, announced on November 18, 2002 that its Board of Trustees had named Richard D. Kincaid president and a trustee of Equity Office, effective immediately. In addition, the Board of Trustees named Mr. Kincaid as chief executive officer of Equity Office, effective April 1, 2003. Prior to this date, Sam Zell, chairman of Equity Office and current chief executive officer, will continue in the chief executive officer role for the purpose of providing continuity throughout the transition. Prior to his appointment as president and trustee, Mr. Kincaid served as executive vice president and chief financial officer of Equity Office from March 1997 to September 2001 and executive vice president and chief operating officer from September 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOP OPERATING LIMITED PARTNERSHIP

By: Equity Office Properties Trust, general partner

Date: November 21, 2002	By: /s/ Stanley M. Stevens Stanley M. Stevens Executive Vice President, Chief Legal Counsel and Secretary

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